Exhibit 99.1

Brian Norris	Sharon Rodger
Investor Relations	Public Relations
MatrixOne, Inc.	MatrixOne, Inc.
978-589-4040	978-589-4066
brian.norris@matrixone.com	sharon.rodger@matrixone.com

MatrixOne Promotes Gary Hall to Senior Vice President and Chief Financial Officer

Westford, Mass. – January 26, 2005 — MatrixOne, Inc. (NASDAQ: MONE) a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain™, today announced that Gary Hall, the Company’s Vice President and Corporate Controller, has been promoted to the position of Senior Vice President and Chief Financial Officer.

“I am very pleased to announce the promotion of Gary Hall to the position of Senior Vice President and Chief Financial Officer. During Gary’s six years with the Company, he has been a driving force behind our initial public offering, our acquisition of Synchronicity Software, our expansion into new global markets, and our corporate governance and compliance,” said Mark F. O’Connell, President and Chief Executive Officer of MatrixOne. “In recent months, Gary has done an outstanding job as our acting CFO providing the strategic financial and operating guidance critical to successfully achieving our financial results.”

Mr. Hall joined MatrixOne in 1999 and is responsible for all aspects of global accounting, financial reporting, and regulatory compliance. Mr. Hall previously worked at Deloitte & Touche and is a Certified Public Accountant.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE) is a recognized leader in delivering collaborative Product Lifecycle Management (PLM) solutions. We provide flexible solutions that unleash the creative power of global value chains to inspire innovations and speed them to market. MatrixOne’s customers include global leaders in the aerospace and defense, automotive, consumer products, high technology, life sciences, machinery, and the process industries, including Agilent Technologies, General Electric, Honda, Johnson Controls, Philips, Procter & Gamble, Siemens, and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts with locations throughout North America, Europe, and Asia/Pacific.

MatrixOne and the MatrixOne logo are registered trademarks, and “a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain” is a trademark of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such statements may relate, among other things, to our position in the PLM market, our expected financial and operating results, our ability to build and grow the Company, the benefits of our product, and our ability to achieve our goals, plans and objectives. The risks and uncertainties that may affect forward-looking statements include, among others: difficulties in growing our customer base, difficulties leveraging market opportunities, difficulties providing solutions that meet the needs of customers, poor product sales, long sales cycles, difficulty developing new products, difficulty in relationships with vendors and partners, higher risk in international operations, difficulty assimilating acquisitions, difficulty managing rapid growth, and increased competition. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports and registration statements filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended July 3, 2004, our Registration Statement on Form S-3 filed on September 29, 2004 as amended, and our Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2004. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.